As filed with the U.S. Securities and Exchange Commission on April 23, 2014

Registration No. 333-195251

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNE PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	52-1841431
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

708 Third Avenue, Suite 210

New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 606-3500

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Daniel G. Teper

Chief Executive Officer

708 Third Avenue, Suite 210

New York, NY 10017

(914) 606-3500

(Name, address, including zip code and telephone number, including area code, of agent for service)

 Copies to:

Jeffrey P. Schultz, Esq. Merav Gershtenman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. Chrysler Center, 666 Third Avenue New York, NY 10017 Tel: (212) 935-3000	Mark S. Cohen, Esq. Benjamin J. Waltuch, Esq. Pearl Cohen Zedek Latzer Baratz Azrieli Center, Round Tower, 18th Floor Tel-Aviv, 6702101 Israel Tel: (972) (3) 607-3777

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, par value $.0001 per share	7,293,242(3)	$4.30	$31,360,940	$4,093.30

(1)

This registration statement shall also cover an indeterminate number of additional shares that may become issuable by virtue of any stock split, dividend or other distribution, recapitalization or similar event in accordance with Rule 416.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based on the average of the high and low sales prices of the registrant’s common stock ($4.30 per share) on the OTCQX Marketplace on April 11, 2014, which date is within five business days prior to the initial filing of this registration statement.

(3)

Consists of (a) 3,400,315 shares of common stock issuable upon conversion of shares of the registrant’s Series C 8% Convertible Preferred Stock (based on dividing the $1,000 per preferred share purchase price of the Series C Preferred Stock by the initial conversion price of $3.40 per share), (b) 272,025 shares of common stock that may be issuable as payment for dividends on the Series C 8% Convertible Preferred Stock, payable through March 14, 2015, and (c) 3,620,902 shares of common stock issuable upon exercise of certain warrants.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 of Immune Pharmaceuticals Inc. (File No. 333-195251) is being filed solely for the purpose of filing Exhibits 5.1, 23.2 and 101.1 (which was inadvertently omitted from the original filing). This Amendment No. 1 does not modify any provisions of the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for SEC registration fee, which is actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling security holders named in the prospectus that forms a part of this registration statement.

Expense	Amount

SEC registration fee	$4,093

Legal fees and expenses	50,000

Accounting fees and expenses	7,500

Miscellaneous fees and expenses	10,000

Total	$71,593

Item 14. Indemnification of Directors and Officers

Our Third Amended and Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our Third Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, which remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our Third Amended and Restated Certificate of Incorporation provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.

We maintain insurance policies that indemnify our directors and officers that might be incurred by any director or officer in his capacity as such.

We are obligated, under certain circumstances, pursuant to the Securities Purchase Agreement, dated March 10, 2014, by and among the Company and the Purchasers part thereto to indemnify the selling security holders named therein against liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

Set forth below is a description of the sales of unregistered securities in the past three years by us, following the consummation of the merger, and our predecessor company, Epicept, prior to the merger:

In May 2011, we borrowed $8.6 million through a senior secured term loan and issued common stock purchase warrants, which was offset by transaction related payments of $0.2 million. We sold approximately 7.1 million shares of common stock and warrants to purchase 5.7 million shares of common stock for gross proceeds of $4.6 million, $4.3 million net of $0.3 million in transaction costs, in March 2011.  We sold approximately 8.9 million shares of common stock and warrants to purchase 4.0 million shares of common stock for gross proceeds of $7.1 million, $6.6 million net of $0.5 million in transaction costs, in February 2011. The issuance and sale of such securities was not registered under the Securities Act, and such securities were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The Company issued five-year common stock purchase warrants in the May 2011 Midcap financing, granting Midcap the right to purchase 1.1 million shares of the Company’s common stock at an exercise price of $0.63 per share. The warrants issued to Midcap met the requirements of and are being accounted for as equity in accordance with ASC 815-40. The fair value of the warrants was $0.5 million using the Black-Scholes option pricing model (volatility — 110%, risk free rate — 1.71%, dividends — zero, weighted average life — 5.0 years).

We received $1.8 million cash, net of $0.2 million in transaction costs, in February 2012 from the issuance of 2,000 shares of our Series A 0% Preferred Stock, at a price of $1,000 per share, and warrants to purchase 5.0 million shares of our common stock.  The shares of Series A Preferred Stock were originally convertible into an aggregate of 10.0 million shares of our common stock.  A total of 1,764 shares of Series A Preferred Stock were converted into approximately 8.8 million shares of our common stock as of December 31, 2012.  As a result of the reduction in the conversion price of the Series A Preferred Stock, the remaining 236 shares of Series A Preferred Stock are convertible into approximately 3.0 million shares of our common stock as of December 31, 2012.  We received $1.0 million cash, net of $0.1 million in transaction costs, in April 2012 from the issuance of 1,065 shares of our Series B Preferred Stock, at a price of $1,000 per share, and warrants to purchase 3.1 million shares of our common stock.  The Shares of Series B Preferred Stock were originally convertible into an aggregate of 6.3 million shares of our common stock.  As a result of the reduction in the conversion price of the Series B Preferred Stock in September 2012, the remaining 1,065 shares of Series B Preferred Stock are convertible into approximately 13.3 million shares of our common stock as of December 31, 2012. The issuance and sale of such securities was not registered under the Securities Act, and such securities were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

We received $0.3 million of net cash from Immune in February 2013 through the issuance of approximately 2.3 million shares of our common stock.  The issuance and sale of such securities was not registered under the Securities Act, and such securities were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Upon the closing of the Merger on August 25, 2013, we issued approximately 9.8 million shares of our common stock to the shareholders of Immune Ltd. in exchange for all of the outstanding shares of Immune Ltd., pursuant to the terms of the Merger Agreement. Immune also exchanged the outstanding warrants and options of Immune Ltd. at the time of the Merger for warrants and options of Immune exercisable for an aggregate of approximately 4.0 million shares of our common stock. Based upon the manner of the offering and the number and nature of the offerees, the transaction was exempt from registration pursuant to one or both of Regulation S and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

On March 14, 2014, we completed a private placement of approximately 11,650 units, at a price of $1,000 per unit, each consisting of (a) one share of our newly designated Series C 8% Convertible Preferred Stock, convertible into shares of the Company’s common stock, par value $0.0001 per share, at an initial conversion price per share equal to the lower of $3.40 and 85% of the offering price in a future public equity offering by us of at least $10.0 million; (b) a five-year warrant to purchase up to a number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion of one share of preferred stock, at an initial exercise price of $4.25 per share; and (c) a five-year one warrant to purchase up to a number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion of one share of preferred stock, at an initial exercise price of $5.10 per share. We received net proceeds of approximately $8.9 million from the sale of the units, after deducting transaction fees and expenses and we expect to receive an additional $1.0 million. Based upon the manner of the offering and the number and nature of the offerees, the transaction was exempt from registration pursuant to one or both of Regulation S and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits

See Exhibit Index immediately following the signature page.

(b)     Financial statement schedule.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC. By: /s/ Dr. Daniel G. Teper Dr. Daniel G. Teper Chairman and Chief Executive Officer April 23, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ Dr. Daniel G. Teper	Chairman and Chief Executive Officer	April 23, 2014
Dr. Daniel G. Teper	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director	April 23, 2014
Ana Stancic

*	Director	April 23, 2014
Daniel Kazado

*	Director	April 23, 2014
David Sidransky

*	Director	April 23, 2014
Isaac Kobrin

*	Director	April 23, 2014
Rene Lerer

*By:	/s/ Dr. Daniel G. Teper
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1

Merger Agreement and Plan of Reorganization, dated as of November 7, 2012, by and among EpiCept Corporation, EpiCept Israel Ltd. and Immune Pharmaceuticals Ltd.; Amendment to Merger Agreement and Plan of Reorganization, dated as of November 27, 2012; Amendment No. 2 to Merger Agreement and Plan of Reorganization, dated as of February 11, 2013; Amendment No. 3 to Merger Agreement and Plan of Reorganization, dated as of March 14, 2013; and Amendment No. 4 to Merger Agreement and Plan of Reorganization, dated as of June 17, 2013; (incorporated by reference to our Definitive Proxy Statement on Form DEF 14A filed June 18, 2013).

2.2

Agreement and Plan of Merger, dated as of September 6, 2005, among EpiCept Corporation, Magazine Acquisition Corp. and Maxim Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Maxim Pharmaceuticals Inc.’s Current Report on Form 8-K filed September 6, 2005).

3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed May 21, 2008).

3.2	Amendment to the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed July 9, 2009).

3.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed January14, 2010).

3.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed August 21, 2013).

3.5	Certificate of Designation of Series A 0% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 9, 2012).

3.6	Amendment to Certificate of Designation of Series A 0% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed October 2, 2012).

3.7	Certificate of Designation of Series B 0% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed April 3, 2012).

3.8	Amendment to Certificate of Designation of Series B 0% Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed October 2, 2012).

3.9

Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed March 11, 2014).

3.10	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 18, 2010).

4.1	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-k filed July 1, 2010).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1

Loan and Security Agreement, dated May 27, 2011, by and among MidCap Funding III, LLC, EpiCept Corporation, Maxim Pharmaceuticals, Inc. and Cytovia, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed May 31, 2011).

10.2

Consent Agreement, dated June 18, 2012, by and among MidCap Funding III, LLC, EpiCept Corporation, Maxim Pharmaceuticals, Inc. and Cytovia, Inc. (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed June 21, 2012).

10.3

First Amendment to Loan and Security Agreement, dated August 27, 2012, by and among MidCap Funding III, LLC, EpiCept Corporation, Maxim Pharmaceuticals, Inc. and Cytovia, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed August 31, 2012).

10.4	Second Amendment to Loan and Security Agreement with Midcap Funding III, LLC, dated July 31, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed August 1, 2013).

10.5	Third Amendment to Loan and Security Agreement with Midcap Funding III, LLC, dated August 23, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed August 29, 2013).

10.6

Fourth Amendment, Consent and Waiver to Loan and Security Agreement by and among Immune Pharmaceutical, Inc., Maxim Pharmaceuticals Inc., Cytovia, Inc. and MidCap Funding III, LLC (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed March 11, 2014).

10.7†	1995 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the EpiCept Form S-1 filed January 1, 2005).

10.8†	Amended and Restated 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed May 30, 2007).

10.9†	2005 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 of the Form S-4 filed November 1, 2005).

10.10†	2009 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-8 filed December 23, 2008).

10.11†

Employment Agreement dated as of September 1, 2011, between Immune Pharmaceuticals Ltd. and Daniel Gideon Teper (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed April 9, 2014).

10.12†

Amended and Restated Employment Agreement, by and between EpiCept Corporation and Robert W. Cook, dated as of July 21, 2010 (incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K filed July 26, 2010).

10.13†

Settlement Agreement and General Release with the Registrant’s former Chief Medical Officer, Dr. Stephane Allard dated March 11, 2014 (incorporated by reference to Exhibit 10.13 to our Annual Report on Form 10-K filed April 9, 2014)

10.14†

Form of Indemnification Agreement between EpiCept Corporation and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-1/A filed April 28, 2005).

10.15

Reset Offer, dated September 24, 2012, by and among EpiCept Corporation and the holders of warrants issued in the Securities Purchase Agreements dated February 8, 2012 and March 28, 2012. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 27, 2012).

10.16	Form of Warrant (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed February 10, 2009).

10.17	Form of Warrant (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed June 19, 2009).

10.18	Common Stock Purchase Warrant, dated August 23, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed August 29, 2013).

10.19

Securities Purchase Agreement, dated March 10, 2014, by and among the Company and the Purchasers part thereto (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed March 11, 2014).

10.20	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed March 11, 2014).

10.21

Services Agreement, dated as of August 6, 2013, by and between Immune Pharmaceuticals Ltd. and Melini Capital Corp (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed November 19, 2013).

10.22

Option Agreement, dated as of August 10, 2013, by and between Immune Pharmaceuticals Ltd. and Melini Capital Corp (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed November 19, 2013).

10.23

Transition Service Agreement between EpiCept Corporation and Keith L. Brownlie dated August 20, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed August 26, 2013).

10.24	Transition Service Agreement between EpiCept Corporation and Alan Dunton dated August 20, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed August 26, 2013).

10.25	Transition Service Agreement between EpiCept Corporation and Robert G. Savage dated August 20, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed August 26, 2013).

10.26

Cooperation Agreement, dated June 18, 2012, by and among Meda AB, EpiCept Corporation and EpiCept GmbH (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed June 21, 2012).

10.27

Consulting Services Agreement, dated as of August 10, 2013, by and between Immune Pharmaceuticals Ltd. and Jean Elie Kadouche (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed November 19, 2013).

10.28

Research and License Agreement dated as of April 6, 2011, by and between Immune Pharmaceuticals Ltd. and Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-K filed April 9, 2014).

10.29

First Amendment to the Research and License Agreement , dated September 26, 2011, between Immune Pharmaceuticals Ltd. and Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. (incorporated by reference to Exhibit 10.29 to our Annual Report on Form 10-K filed April 9, 2014).

10.30±

Product Sublicense Agreement dated as of December 7, 2010, by and between Immune Pharmaceuticals Ltd., Immune Pharmaceuticals Corporation and iCo Therapeutics Incorporated (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K filed April 9, 2014).

10.31

Assignment Agreement, dated as of March 28, 2012, by and between Immune Pharmaceuticals Ltd. and Mablife S.A.S. (f/k/a Monoclonal Antibodies Therapeutics M.A.P.) (incorporated by reference to Exhibit 10.31 to our Annual Report on Form 10-K filed April 9, 2014)

10.32

Assignment Agreement Amendment, dated as of February 8, 2014, by and between Immune Pharmaceuticals Ltd. and Mablife S.A.S. (f/k/a Monoclonal Antibodies Therapeutics M.A.P.) (incorporated by reference to Exhibit 10.32 to our Annual Report on Form 10-K filed April 9, 2014)

10.33

Sublicense Agreement, dated as of August 27, 1999, between Epitome Pharmaceuticals Limited (Dalhousie University) and American Pharmed Labs, Inc. (incorporated by reference to Exhibit 10.11 to our Registration Statement on Form S-1 filed May 3, 2005).

10.34

License Agreement, dated as of March 1, 2004, by and between Shire Biochem Inc., Maxim Pharmaceuticals, Inc. and Cytovia, Inc., as amended (incorporated by reference to Exhibit 10.1 to each of Maxim Pharmaceuticals, Inc.’s Quarterly Reports on Form 10-Q filed May 7, 2004 and May 5, 2005, respectively).

10.35

Waiver and Amendment to License Agreement, dated as of April 3, 2014, by and between Immune Pharmaceuticals Inc. and Dalhousie University (incorporated by reference to Exhibit 10.35 to our Annual Report on Form 10-K filed April 9, 2014).

10.36

Revolving Line of Credit Note, dated April 7, 2014, between Immune Pharmaceuticals Inc. and Melini Capital Corp. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed April 11, 2014).

21.1	List of Subsidiaries of Immune Pharmaceuticals Inc. (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K filed April 9, 2014).

23.1	Consent of EisnerAmper LLP (included in the original Form S-1 filing).

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the original Form S-1 filing).

101.1*

The following financial information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2013, and December 31, 2012, (ii) Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2013, and December 31, 2012 (iii) Consolidated Statements of Stockholders’ Deficit for the years ended December 31, 2013, and December 31, 2012 (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2013, and December 31, 2012, and (v) the Notes to Consolidated Financial Statements.

* Filed herewith.

†   Management contract or compensatory plan or arrangement.

± Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities and Exchange Act of 1934, as amended.